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EXHIBIT 99.1

Key Energy Services, Inc.

News Release
For Immediate Release: Thursday, November 11, 2004	Contact: John M. Daniel (432) 620-0300

KEY ENERGY HOSTS CONFERENCE CALL, PROVIDES ACTIVITY REVIEW
AND UPDATES RESTATEMENT PROCESS

MIDLAND, TX, November 11, 2004—Key Energy Services, Inc. (NYSE: KEG) will host a conference call this morning at 11:00am EST. During the call, management intends to discuss current market conditions, the status of the Company's restatement process, and its objectives and priorities for 2005. To access the call, which is open to the public, please call the conference call operator at the following number: (612) 326-1003, five minutes prior to the scheduled start time, and ask for the "Key Energy Conference Call." The conference call will also be available on the Company's website. To access the webcast go to www.keyenergy.com and select "Investor Relations." A replay of the conference call will be available on November 11, 2004 at 6:00pm EDT and will be available for one week. To access the replay, please call (800) 475-6701. The access code for the replay is 751460.

ACTIVITY UPDATE

Activity levels for the Company's operations remain strong. Weekly rig hours during the past three weeks have improved and now average approximately 53,000 per week while trucking hours appear to have stabilized. While the Company anticipates the traditional seasonal slowdown in the coming winter months, management anticipates that activity levels during 2005 should remain strong based on high commodity prices and the expectation of stable to improving capital spending by its customers. Additionally, the Company's pressure pumping and fishing and rental services are performing well. Key Pressure Pumping Services, which is currently working at capacity, will take delivery of approximately 12,000 horsepower of new equipment in January, increasing its ability to service its customers. Management currently anticipates this equipment will be put to work in the Barnett Shale of North Texas. Key Fishing and Rental Services, which opened a new facility in Grand Junction, Colorado, this summer, is also experiencing strong activity in its operating regions.

Because of the increasing constraints on the Company's equipment and people and the need to reinvest in its well service rig fleet, the Company will implement a new price increase on its fleet. The increase, which will be effective January 2005, will apply to all customers, except those under contract. Management presently estimates that the increase will apply to the majority of its well service rig customers. Additionally, the Company is evaluating rate increases on its ancillary services, including fluid hauling, pressure pumping and fishing and rental services.

The Company continues to develop its international platform. As previously announced, the Company has extended its contract for four rigs in Egypt through March 31, 2005. The Company's customer has the option to extend the contract for the rigs on a month-to-month basis and presently, the Company anticipates two rigs may receive additional extensions. Additionally, the Company has also received inquiries from other potential customers to relocate the rigs to other portions of the Western Sahara. In Canada, the Company will have shipped six rigs by the end of this week to IROC Systems Corp. ("IROC"), per the Company's agreement with IROC, and anticipates shipping the remaining four rigs by the end of the year. The Company intends to evaluate additional opportunities to expand its relationship with IROC in 2005. In Argentina, the Company currently has 31 well service rigs working and is preparing to ship two additional rigs to that region. These rigs are anticipated to be operational at the end of the first quarter of 2005. Finally, the Company is exploring near-term opportunities in Mexico and continues to evaluate opportunities in Russia, although the Company does not expect to undertake expansion into Russia during 2005.

RESTATEMENT UPDATE

The Company continues to make progress on the restatement process; however, the Company is not yet able to predict when the restatement will be completed or when it will be able to file audited financial statements for the year ended December 31, 2003, unaudited quarterly financial statements for 2004, and restated financial statements for periods before 2003. The Company is finalizing the valuation of its physical assets, determining the amounts of the write-downs for these assets, and determining the periods in which the write-downs should have been recorded. The Company currently estimates that the total amount of the asset write-down will be between $165 million and $195 million; however, the final amount of the write-down will not be known until the process of matching physical assets to accounting records and final determination of the periods in which the assets became impaired is complete. The Company is providing information to its independent auditors for their review, but at this time, the Company cannot predict when the restatement process and audit will be complete. Finally, certain of the issues being addressed, such as the time periods during which the assets became impaired, are by their nature subjective and may require guidance from the Securities and Exchange Commission. In the event that the restatement process cannot be completed and financial statements filed with the SEC before December 31, 2004, the Company will have to seek additional waivers or consents from the lenders under its revolving credit facility, the holders of its 6 3/8% senior notes due 2013 and its 8 3/8% senior notes due 2008, and its equipment lessors.

Commenting on the restatement process, Dick Alario, Chairman and CEO, stated, "Our employees and managers are working hard to complete the restatement process as quickly as possible; however, we are not yet able to estimate when the process will be finished. While the restatement has been a much more time consuming and complex project than originally anticipated, it has enabled this management team to conduct a hard evaluation of our facilities, assets and operations. We are taking aggressive steps to improve our business, including the consolidation of facilities and divisions, the disposal of underutilized or impaired assets, and the sale of non-core or underproductive properties. With the improvement in our technology resources, we will seek to identify process improvements that will result in cost efficiencies."

Mr. Alario continued, "We are very pleased with activity levels and intend to implement an additional price increase for our well service rig fleet in January. As we have stated numerous times, the U.S. well service industry fleet is old and in need of significant reinvestment. This is why Key implemented its rig remanufacturing program several years ago and why some of our competitors are now building new rigs. We believe that for the industry to provide best-in-class service to its customers, the Company, as well as the industry, must continue to invest significant capital into its equipment including additional investments in technology and safety. However, in order to justify this investment it is necessary for us to increase profitability levels through our planned price increases."

Mr. Alario concluded, "I am very excited about this Company's growth prospects as I believe that the current strength in activity is likely to last through next year. Recently, I have had several discussions with customers and their enthusiasm has made me very optimistic that capital spending by our customers should be strong next year. Finally, I encourage our investors and other stakeholders to listen to our conference call today as we will provide a more detailed business update and discuss our priorities and objectives."

Supplementary Rig and Trucking Hour Data:

	Month Ending
	10/31/2004	9/30/2004	10/31/2003
Working Days	21	21	23
Rig Hours	222,485	220,809	210,725
Trucking Hours	212,925	217,048	265,929
The Company calculates working days as total weekdays for the month Less any company holidays that fall in that month. For the months of November and December 2004, there are 20 working days.
	Quarter Ending
	9/30/2004	6/30/2004	3/31/2004
Daylight Hours	498,219	494,549	486,761
24-Hour Rig Hours	107,389	95,411	86,417
Drilling Hours	67,030	62,554	51,905

Key Energy Services, Inc. is the world's largest rig-based, onshore well service company. The Company provides diversified energy operations including well servicing, contract drilling, pressure pumping, fishing and rental tool services and other oilfield services. The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Egypt.

Certain statements contained in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Whenever possible, the Company has identified these "forward-looking statements" by words such as "expects", "believes", "anticipates" and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the ability of the Company to maintain current activity levels and implement price increases, which is subject to a number of factors including market demand, commodity prices, and capital spending by customers; the ability of the Company to achieve its international business objectives, including keeping its rigs in Egypt in service, successful implementation of its sale of rigs to IROC and potential expansion of its relationship with IROC, and the ability to identify and execute on potential opportunities in Mexico or Russia; risks relating to international business operations; the Company's ability to implement operational improvements, such as consolidation of facilities, disposition of assets, and identification of process improvements to increase cost efficiency; the Company's ability to generate sufficient revenues and profits to warrant additional capital investments in equipment, safety and technology; impact of the Company's current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, and the time required to complete, the issuance of audit opinions on the Company's prior year financial statements and the audit of the Company's 2003 financial statements; the risk that the Company may not be able to complete the restatement process and audit and file financial statements before December 31, 2004; and the risk that the Company will not be able to obtain additional waivers or consents from lenders and equipment lessors if it is unable to file financial statements with the SEC by December 31, 2004. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

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  EXHIBIT 99.1